Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Atreca, Inc. (the “Company”) on Form 10‑Q for the quarter ended June 30, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), John Orwin, the Company’s Principal Executive Officer, and Herbert Cross,  the Company’s Principal Financial and Accounting Officer, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, that to the best of their knowledge:

1.           The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 13, 2019

/s/ JOHN ORWIN

John Orwin

Principal Executive Officer

/s/ HERBERT CROSS

Herbert Cross

Principal Financial and Accounting Officer